UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule §240.14a-12

F.N.B. Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

F.N.B. Corporation

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 10, 2022

This proxy statement supplement, dated April 12, 2022 (the “Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of the Board of Directors of F.N.B. Corporation (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2022 relating to the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 10, 2022 at 8:30 a.m., local time. This Supplement is being filed to provide additional information under the heading “Compensation Discussion and Analysis/Incentive Compensation Plan Structure/Long-Term Incentive Compensation and Performance-Based Award Process and Calculation Methodology” on page 57 of the Proxy Statement.

The table and related explanatory language set forth below was inadvertently excluded from the Proxy Statement, and should be placed under the last paragraph on page 57.

All of stock-based performance awards vest based on the following tables:

Performance Level	Percent Rank	Vesting Percentage

Threshold	25th Percentile	25% of Target

Target	50th Percentile	100% of Target

Maximum	75th Percentile	175% of Target

After determination of performance based on the primary financial performance measures, ROATCE* and ICG Growth*, the award is adjusted for TSR performance versus peers as follows:

TSR Performance Level Rank (1)	Adjustment Percent

75th percentile or above	Plus 25%

50th percentile	No adjustment

25th percentile or below	Minus 25%

(1)	There is straight-line interpolation between all levels.

Except as specifically revised by the information contained herein, this Supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement should be read with the Proxy Statement and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.

The Proxy Statement, together with this Supplement, have been filed with the Securities and Exchange Commission and are also available for viewing at the website maintained for the Annual Meeting at www.proxyvote.com. The Company will furnish a copy of this Supplement to any shareholder by email upon request to the Company at sendmaterial@proxyvote.com.

If you have already submitted your proxy, or voted online or by telephone, you do not need to take additional action unless you wish to change your vote. Shareholders who have already submitted proxies for this meeting may revoke them or, if they wish to change their vote, may do so by (i) filling out the electronic proxy card at www.proxyvote.com, (ii) calling the toll-free number for telephone voting that can be found on your proxy card (1-800-690-6903), (iii) requesting a new proxy card from the Company at sendmaterial@proxyvote.com and mailing the proxy card as instructed in the Proxy Statement, or (iv) by attending the Annual Meeting at www.virtualshareholdermeeting.com/FNB2022 and logging in by entering the 16-digit control number found on your proxy card or voting instruction form that you have previously received. To be valid, your vote by Internet, telephone or mail must be received by 11:59 p.m., Eastern Time, on May 9, 2022. Detailed information regarding voting procedures can be found in the Proxy Statement.